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                                                                    EXHIBIT 23.4
                                                                    ------------

                       [LETTERHEAD OF PEZZOLA & REINKE]

                               November 21, 1996

NetSource Communications, Inc.
444 Spear Street, Suite 200
San Francisco, CA 94105

        Re: Registration Statement on Form S-1

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-1 (file no. 333-14327) filed by you on October 16, 1996, as amended by pre-effective Amendment No. 1 thereto proposed to be filed by you on or about November 21, 1996 (as so amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of your common stock, including an over-allotment option for 525,000 shares held by the Underwriters.

        We consent to the reference to our firm contained under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        PEZZOLA & REINKE
                                        A Professional Corporation

                                        /s/ Pezzola & Reinke